UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2025

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2025, Saratoga Investment Corp. (the “Company”) and its wholly owned financing subsidiary, Saratoga Investment Funding II LLC (“SIF II”), entered into a Credit and Security Agreement (the “Valley Credit Agreement”), by and among SIF II, as borrower, the Company, as collateral manager and equityholder, the lenders parties thereto (the “Lenders”), Valley National Bank (“Valley”), as administrative agent (the “Administrative Agent”), lead arranger and bookrunner, Bank OZK, as documentation agent, U.S. Bank National Association, as collateral custodian, and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator, relating to a special purpose vehicle financing credit facility (the “Valley Credit Facility”).

The Valley Credit Facility provides for borrowings in U.S. dollars in an aggregate amount of up to $85.0 million. During the first two years following the closing date, SIF II may request one or more increases in the commitment amount from $85.0 million to an amount not to exceed $100.0 million, subject to certain terms and conditions and a customary fee. The terms of the Valley Credit Agreement require a minimum drawn amount at all times equal to the greater of $25.0 million or 38% of the facility amount in effect at such time. The Valley Credit Facility matures on November 6, 2028. Advances are available during the term of the Valley Credit Facility and must be repaid in full at maturity.

Advances under the Valley Credit Facility are subject to a borrowing base calculation, with advance rates on eligible loans ranging from 25% to 75%. The Valley Credit Facility has numerous eligibility criteria for loans to be included in the borrowing base. Advances under the Valley Credit Facility bear interest at a floating rate per annum equal to Term SOFR plus an applicable margin of 2.85%, with a SOFR Floor of 1.00%. The Valley Credit Agreement also requires SIF II to pay an unused fee on the amount by which the commitment amount exceeds outstanding principal amounts on each day at a rate per annum equal to 0.75% if the unused amount is greater than 62% of the commitment amount, or otherwise 0.50%.

Under the Valley Credit Agreement, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financings. Pursuant to the terms of the Valley Credit Agreement, SIF II must comply with the following financial covenants: (i) an interest coverage test and (ii) an overcollateralization test.

The Valley Credit Agreement contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, bankruptcy, and change of control, with customary cure and notice provisions. Upon the occurrence and during the continuance of an event of default, Valley may terminate the commitments and declare the outstanding advances and all other obligations under the Valley Credit Facility immediately due and payable, subject to certain grace and standstill periods outlined in the Valley Credit Agreement.

SIF II’s obligations to the lenders under the Valley Credit Facility are secured by a first priority security interest in substantially all of SIF II’s assets. In addition, SIF II’s obligations to the Lenders under the Valley Credit Facility are secured by a pledge by the Company of its equity interests in SIF II, which is evidenced by the Equity Pledge Agreement, dated as of November 6, 2025 (the “Valley Equity Pledge Agreement”), by and between the Company, as pledgor, and the Collateral Agent.

In addition, in connection with the Valley Credit Agreement, (i) the Company and SIF II entered into the Loan Sale and Contribution Agreement, dated as of November 6, 2025 (the “Valley Sale Agreement”), by and between the Company, as seller, and SIF II, as purchaser, pursuant to which the Company will sell or contribute certain loans held by the Company to SIF II to be used to support the borrowing base under the Valley Credit Facility; (ii) the Company entered into the Limited Guaranty Agreement, dated as of November 6, 2025 (the “Valley Limited Guaranty Agreement”), by the Company, as guarantor, in favor of the Administrative Agent, pursuant to which the Company provides a guaranty to reimburse the Lenders for losses resulting from certain recourse events; and (iii) the Company entered into the Springing Guaranty Agreement, dated as of November 6, 2025 (the “Valley Springing Guaranty Agreement”), by the Company, as guarantor, in favor of the Administrative Agent, pursuant to which the Company provides a springing guaranty, which will become effective on the tenth business day following a Rating Event (as defined in the Springing Guaranty Agreement), provided that, during such ten business day period, SIF II, as borrower, may cure the applicable Rating Event.

The foregoing description is only a summary of the material provisions of the Valley Credit Facility and is qualified in its entirety by reference to copies of the Valley Credit Agreement, the Valley Equity Pledge Agreement, the Valley Sale Agreement, the Valley Limited Guaranty Agreement, and the Valley Springing Guaranty Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On November 6, 2025, the Company terminated in full (i) the Credit and Security Agreement, dated as of October 4, 2021 (as amended on January 27, 2023, the “Encina Credit Agreement”), by and among SIF II, as borrower, the Company, as collateral manager and equityholder, the lenders party thereto, Encina Lender Finance, LLC (“Encina”), as administrative agent and collateral agent, and U.S. Bank National Association, as collateral custodian and collateral administrator, and (ii) the Equity Pledge Agreement, dated as of October 4, 2021 (the “Encina Equity Pledge Agreement”), by and between the Company and Encina, as collateral agent. The Encina Credit Agreement and the Encina Equity Pledge Agreement terminated upon the satisfaction of all obligations and liabilities of SIF II and the Company to secured parties thereunder, including, without limitation, payments of principal and interest, other fees, breakage costs and other amounts owing to the secured parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit and Security Agreement, dated as of November 6, 2025, by and among Saratoga Investment Funding II, LLC, as borrower, Saratoga Investment Corp., as collateral manager and equityholder, the lenders parties thereto, Valley National Bank, as administrative agent, lead arranger and bookrunner, Bank OZK, as documentation agent, U.S. Bank National Association, as collateral custodian, and U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator
10.2	Equity Pledge Agreement, dated as of November 6, 2025, by and between Saratoga Investment Corp., as pledgor, and U.S. Bank Trust Company, National Association, as collateral agent for the benefit of the secured parties
10.3	Loan Sale and Contribution Agreement, dated as of November 6, 2025, by and between Saratoga Investment Corp., as seller, and Saratoga Investment Funding II LLC, as purchaser
10.4	Limited Guaranty Agreement, dated as of November 6, 2025, by Saratoga Investment Corp., as guarantor, in favor of Valley National Bank, as administrator for the secured parties
10.5	Springing Guaranty Agreement, dated as of November 6, 2025, by Saratoga Investment Corp., as guarantor, in favor of Valley National Bank, as administrator for the secured parties
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: November 6, 2025	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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